As filed with the Securities and Exchange Commission on February 22, 2010
Registration No. 333-14036

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Post-Effective Amendment No. 1
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

JAMES HARDIE INDUSTRIES SE
(FORMERLY JAMES HARDIE INDUSTRIES N.V.)
(Exact name of registrant as specified in its charter)

The Netherlands	Not Applicable

(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)
Atrium, 8th Floor
Strawinskylaan 3077
1077 ZX Amsterdam, The Netherlands
(Address of Principal Executive Offices)
Amended and Restated James Hardie Industries SE 2001 Equity Incentive Plan
(Full title of the Plan)

Russell Chenu
Chief Financial Officer
JAMES HARDIE INDUSTRIES SE
Atrium, 8th Floor
Strawinskylaan 3077
1077 ZX Amsterdam, The Netherlands
(Name and address of agent for service)
31 20 301 2980
Telephone number, including area code, of agent for service
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY NOTE
     This Post-Effective Amendment No. 1 to our registration statement on Form S-8 (Registration No. 333-14036), as filed with the Securities and Exchange Commission on October 24, 2001 (the “Registration Statement”), is being filed solely for the purpose of reflecting that, pursuant to registrant’s transformation from a public limited liability corporation registered in The Netherlands (Naamloze Vennootschap (NV)) to a European Company (Societas Europaea (SE) registered in The Netherlands, registrant changed its name from James Hardie Industries N.V. to James Hardie Industries SE and to provide updated Exhibits 23.1 and 23.2, which are the consents of our independent registered public accounting firms.
     Pursuant to Rule 414(d) under the Securities Act of 1933, as amended (the “Securities Act”), James Hardie Industries SE expressly adopts the Registration Statement as its own registration statement for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
PART II.
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits
     See “Exhibit Index” below.
Item 9. Undertakings
     (a) The undersigned registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;
               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement;
               provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act, JAMES HARDIE INDUSTRIES SE certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Amsterdam, The Netherlands on this 22nd day of February, 2010.

JAMES HARDIE INDUSTRIES SE
By:	/s/ Russell Chenu
Russell Chenu
Managing Board Director and Chief Financial Officer

     Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Louis Gries Louis Gries	Chief Executive Officer and Chairman of the Managing Board (Principal Executive Officer)	February 22, 2010

/s/ Russell Chenu Russell Chenu	Chief Financial Officer and Member of the Managing Board (Principal Financial and Accounting Officer)	February 22, 2010

* Michael N. Hammes	Chairman of the Supervisory Board	February 22, 2010

* Donald McGauchie AO	Deputy Chairman of the Supervisory Board	February 22, 2010

* Brian Anderson	Member of the Supervisory Board	February 22, 2010

* David Harrison	Member of the Supervisory Board	February 22, 2010

* Rudy van der Meer	Member of the Supervisory Board	February 22, 2010

* James Osborne	Member of the Supervisory Board	February 22, 2010

David Dilger	Member of the Supervisory Board

* Robert E. Cox	Member of the Managing Board	February 22, 2010

*By:	/s/ Russell Chenu
Russell Chenu
Attorney-in-fact

EXHIBIT INDEX

Exhibit
Number	Description
4.1
Form of Articles of Association of James Hardie Industries SE, a European Company registered in The Netherlands (incorporated herein by reference to Exhibit 3.1 to our registration statement on Form F-4, filed on June 23, 2009)

4.2	Amended and Restated James Hardie Industries SE 2001 Equity Incentive Plan

5.1	Opinion of Diederik Ex

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.3	Consent of Diederik Ex (contained in its opinion filed as Exhibit 5.1 hereto)

24.1	Power of Attorney (contained on the signature pages of this Registration Statement)